EXHIBIT 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

November 12, 2013

Richard B. Shupe, the Chief Financial Officer of United Security Bancshares certifies:

1. that this quarterly report on Form 10-Q for the quarter ended September 30, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this quarterly report on Form 10-Q for the quarter ended September 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ Richard B. Shupe
Richard B. Shupe
Senior Vice President and Chief Financial Officer